EXHIBIT 99.1

AMERICAN                                     Contact:   Craig Reynolds
HOMESTAR                                                Chief Financial Officer
CORPORATION                                             (281) 334-9702




                     AMERICAN HOMESTAR ANNOUNCES ELECTION OF
                             AN ADDITIONAL DIRECTOR


HOUSTON, Texas (October 6, 2003) - American Homestar Corporation today announced that Nathan P. Morton, 55, has been elected to its Board, bringing the total number of directors to five.

Mr. Morton currently serves on the Boards of Leverence, a Seattle-based technology company, and Starpower Home Entertainment, a Dallas-based retailer of custom audio and video systems. He is also President of Remote Light, Inc., a Dallas-based fiber optics company. In the past, Mr. Morton has been Chief Executive Officer of CompUSA, Computer City, Buildnet and Open Environment Corporation. Prior to that, he was Senior Vice President of Operations for The Home Depot and held various management posts for Two Guys Discount Department Stores and Target Stores.

Regarding Mr. Morton's election, American Homestar President and Chief Executive Officer, Finis Teeter, said, "We are very pleased that Nathan has agreed to join our Board. His wealth of experience, especially that in the retail sector, should prove very valuable to us in the future."

American Homestar is a Texas-based, regional producer and seller of factory-built HUD-code and modular homes. The Company also finances, insures and transports its homes for its customers.

FOR MORE INFORMATION ABOUT THE COMPANY, VISIT ITS WEBSITE AT
WWW.AMERICANHOMESTAR.COM
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